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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE:             CONTACT:  Daniel T. Hendrix
                                             Chief Financial Officer
                                             770-437-6800


                                             Morgen-Walke Associates
                                             June Filingeri/John Blackwell
                                             Media Contact: Stan Froelich
                                             212-850-5600




         INTERFACE COMMENCES OFFERING OF COMMON STOCK AND SENIOR NOTES

ATLANTA, Georgia, March 16, 1998--Interface, Inc. (Nasdaq: IFSIA) announced today the commencement of concurrent offerings of debt and equity securities pursuant to a previously filed universal shelf registration statement. The Company proposes to sell $150,000,000 aggregate principal amount of senior unsecured notes and 1,500,000 shares of Class A Common Stock in two separately underwritten offerings. The Company expects to use the net proceeds from both offerings to reduce existing bank debt and for general corporate purposes, including working capital and future acquisitions. The Company anticipates that the consummation of the stock offering will not impact its ability to achieve consensus estimated levels of earnings per share for 1998.

Salomon Smith Barney will act as lead manager for both offerings. Serving as co-managers for the notes offering are Merrill Lynch & Co., First Chicago Capital Markets, First Union Capital Markets, NationsBanc Montgomery Securities LLC, and The Robinson-Humphrey Company. Serving as co-managers for the stock offering are Merrill Lynch & Co., The Robinson-Humphrey Company, and Wheat First Union.

The Company's universal shelf registration statement, which covers an aggregate of $300,000,000 of varied securities that can be offered from time to time, was declared effective today by the Securities and Exchange Commission. The notes offering and the stock offering are being made pursuant to separate preliminary prospectus supplements. Copies of either such prospectus supplement may be obtained from any of the respective co-managers named above. The notes offering and the stock offering are not conditioned upon each other.

Interface, Inc. is a recognized leader in the worldwide commercial interiors market, offering floorcoverings, fabrics, specialty chemicals, and interior architectural products. The Company is the world's largest manufacturer of modular carpet under the Interface, Heuga and Bentley brands, and through its Bentley Mills, Prince Street and Firth subsidiaries, enjoys a leading position in the high quality, designer-oriented segment of the broadloom and woven carpet market. The Company now provides specialized carpet replacement services through Renovisions and installation and maintenance services through Re:Source Americas. The Company is also a leading producer of interior fabrics and upholstery products, which it markets under the Guilford of Maine, Stevens Linen,
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Toltec, Camborne, and Intek brands.  In addition, the Company provides chemicals used in various rubber and plastic products; offers Intersept(R), a proprietary antimicrobial used in a variety of interior finishes; sponsors the Envirosense(R) Consortium in its mission to address workplace environmental issues; and produces raised/access flooring systems under the C-Tec, Intercell(R) and Interstitial Systems brands.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the Company's Registration Statement on Form S-3/A, filed March 12, 1998, under the caption "Risk Factors", which discussion is incorporated herein by this reference.